UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 29, 2018

EnerSys
(Exact name of registrant as specified in its charter)

Delaware	1-32253	23-3058564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania (Address of principal executive offices)	19605 (Zip Code)

Registrant's telephone number, including area code
(610) 208-1991

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2018, EnerSys, a Delaware corporation (the "Company"), entered into a Share Purchase Agreement (the "Agreement") with AlphaTec Ltd. (the "ATS Seller"), the sole shareholder of Alpha Technologies Services, Inc. ("ATS"); Alpha Innovations Ltd.,  Radiant Energy Systems Ltd. and AlphaTec Ltd. (collectively, the "ATL Sellers" and together with the ATS Seller, the "Sellers"), the shareholders of Alpha Technologies Ltd. ("ATL"); and Fortis Advisors LLC, as seller representative. Pursuant to the terms of the Agreement, the Company (through one or more wholly owned subsidiaries) will acquire all issued and outstanding shares of ATS and ATL, and will acquire substantially all of the assets of Alpha Technologies Inc. and certain assets of Altair Advanced Industries, Inc. and other affiliates of ATS and ATL, in each case in accordance with the terms and conditions of the Restructuring Agreements (such stock and asset acquisitions being collectively, the "Transaction"). Capitalized terms used, but undefined herein, have the meanings ascribed to them in the Agreement.

Under the terms of the Agreement, the total consideration for the Transaction is $750 million, which consists of $650 million in cash, to be funded using existing cash and credit facilities, and $100 million in shares of the Company's common stock, at a per share price based on the thirty-day volume weighted average stock price of the Company's common stock at Closing (the "Closing VWAP").  The equity component of total consideration may be decreased (and the cash component correspondingly increased) (i) at the election of the Sellers if the Closing VWAP is greater than $95.00, or (ii) at the election of the Company if the Closing VWAP is less than $65.00.  Assuming no adjustment in the mix of total consideration based on the Closing VWAP, the Company's common stock issued at Closing is expected to represent approximately 3% of the Company's issued and outstanding shares.

Upon the closing of the Transaction, the Company will enter into five-year Non-Compete and Restrictive Covenant Agreements with Fred Kaiser, the owner of ATS and ATL, and Grace Borsari, the owner of Altair Advanced Industries, Inc.  The Transaction is subject to certain closing conditions, including the receipt of governmental regulatory approvals and the proper conveyance of all required closing deliverables.  The Transaction is expected to close in the next thirty (30) to sixty (60) days, subject to the satisfaction of customary closing conditions.

The Agreement has been filed to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers, the Acquired Companies or their respective subsidiaries and affiliates. The Agreement contains representations and warranties by each of the parties to the Agreement. These representations and warranties were made solely for the benefit of the other party to the Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (d) were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Acquired Companies.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Forward-looking Statements

This filing contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Company's future plans, objectives, performance, revenues, growth, profits, operating expenses or the Company's underlying assumptions. The words "may," "would," "should," "could," "will," "likely," "possibly," "expect," "anticipate," "intend," "indicate," "estimate," "target," "potentially," "promising," "probably," "outlook," "predict," "contemplate," "continue," "plan," "forecast," "project," "are optimistic," "are looking," "are looking forward" and "believe" or other similar words and phrases may identify forward-looking statements. Persons reading this filing are cautioned that such statements are only predictions, and that the Company's actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors could cause actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and our business and financial condition and results of operations could be materially and adversely affected. In addition to factors previously disclosed in the Company's reports filed with the U.S. Securities and Exchange Commission (the "SEC"), such factors include, among others, that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that prior to the completion of the Transaction or thereafter, the Company's or the Acquired Companies' respective businesses may not perform as expected due to Transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies' customers to the Transaction; diversion of management time on acquisition-related issues; the integration of acquired business with the Company may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved.  All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made.  The Company does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the SEC, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Agreement and the issuance of the Company's common stock contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Company's common stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506 of Regulation D thereof. The Sellers have represented that they are acquiring the Company's common stock at Closing for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the common stock of the Company to be issued at Closing has not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the press release issued by the Company on October 29, 2018 announcing the execution of the Agreement.

Also, on October 29, 2018, the Company made available an investor presentation regarding the Agreement. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Additionally, the Company's management affirmed its second quarter guidance for non-GAAP adjusted net earnings per diluted share, previously reported on August 8, 2018, of between $1.14 to $1.18, which excludes (as previously communicated) an expected charge of $0.06 from restructuring programs, ERP system implementation and acquisition expenses.  A further discussion of second quarter results and outlook will take place on November 8, 2018, in connection with the Company's previously announced earnings call.

The information under Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Securities and Exchange Act of 1934 or under the Securities Act except to the extent specifically provided in any such filing.

Item 9.01 Other Events.

(d) Exhibits.

Exhibit Number	Description
2.1*	Share Purchase Agreement, by and among EnerSys, AlphaTec Ltd., Alpha Innovations Ltd., Radiant Energy Systems Ltd. and Fortis Advisors LLC, as seller representative, dated October 29, 2018.
99.1	Press Release, dated October 29, 2018.
99.2	Investor Presentation, dated October 29, 2018.

*  Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERSYS

Date:	October 29, 2018	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number	Description
2.1*	Share Purchase Agreement, by and among EnerSys, AlphaTec Ltd., Alpha Innovations Ltd., Radiant Energy Systems Ltd. and Fortis Advisors LLC, as seller representative, dated October 29, 2018.
99.1	Press Release, dated October 29, 2018.
99.2	Investor Presentation, dated October 29, 2018.

*  Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.